Exhibits 5.1 and 23.2

OPINION OF DAVIS POLK & WARDWELL LLP

May 29, 2015

American Shared Hospital Services
Four Embarcadero Center, Suite 3700
San Francisco, California 94111

Ladies and Gentlemen:

American Shared Hospital Services, a California corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 890,000 common shares, no par value of the Company (a) issued pursuant to Common Stock Purchase Agreements dated as of June 11, 2014 and October 22, 2014 (the “Private Placement Shares”) and (b) underlying warrants exercisable for 190,000 common shares (the “Warrant Shares”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, the Private Placement Shares are, and the Warrant Shares upon exercise and delivery against payment of the consideration therefor in accordance with the terms provided for in the respective Warrants dated October 22, 2014 will be, validly issued, fully-paid and non-assessable.

We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Davis Polk & Wardwell LLP

II-8